Exhibit 5.1

OPINION AND CONSENT OF LEGAL COUNSEL

September 30, 2005

The Savannah Bancorp, Inc.
25 Bull Street
Savannah, GA 31401

Dear Board of Directors:

We have acted as counsel to The Savannah Bancorp, Inc., a Georgia corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”), which Registration Statement relates to the proposed offer, sale and delivery by the persons named as Selling Shareholders in the Registration Statement of an aggregate of up to 397,273 shares of the Company’s common stock, $1.00 par value (the “Shares”). In such connection, we are passing on certain legal matters in connection with the issuance of the Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other documents and records of the corporate proceedings of the Company; certificates of the Company's officers and reviewed such questions of law and made other investigations as we have deemed necessary and relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the 397,273 Shares currently held by the Selling Shareholders have been duly authorized by the Company, validly issued and are fully paid and non-assessable.

Our opinion is limited to the laws of the State of Georgia, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

Yours sincerely,

/s/ ELLIS, PAINTER, RATTERREE & ADAMS LLP